Exhibit 5.1

Form of Exhibit 5.1 Opinion

Our ref Your ref	JMW/CBO/1073811/0003/J26585463v1

DPC Holdings Limited 47 Esplanade, St. Helier, JE1 0BD, Jersey		, 2026

Dear Sirs,

DPC Holdings Limited (the "Company") - Registration of Securities under the US Securities Act of 1933, as amended (the "Securities Act")

1.	Background

1.1	We have acted as the Company's Jersey legal advisers in connection with the registration statement on Form S-1 filed with the United States Securities and Exchange Commission (including exhibits, the "Registration Statement") related to the initial public offering (the "IPO") and the proposed registration under the Securities Act by the Company of ordinary shares of no par value in the capital of the Company (the "Shares"), comprising Shares to be issued and sold by the Company, and additional Shares to be sold by the Company to cover the underwriters' option to purchase additional Shares, if any.

1.2	The Company has asked us to provide this Opinion in connection with the registration of the Shares under the Securities Act.

1.3	In this Opinion, "non-assessable" means, in relation to a share in the share capital of the Company, that the purchase price for which the Company agreed to issue and sell that share has been paid in full to the Company, so that no further sum is payable to the Company by any holder of that share solely because of being the holder of such share.

1.4	Pursuant to the Underwriting Agreement, the Shares will be sold to the underwriters through the facilities of the Depositary Trust Company for the respective accounts of the underwriters.

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1.5	We have not been responsible for investigating or verifying the accuracy of the facts (including statements of foreign law), or the reasonableness of any statement of opinion or intention, contained in or relevant to any document referred to in this Opinion, or that no material facts have been omitted therefrom, save as expressly set out herein.

1.6	We express no opinion as to whether the documents listed at paragraph 2 below, singular or together, contain all the information required by the Securities Act and/or any other applicable foreign laws, regulations, orders or rules nor whether the persons responsible for the documents, the Securities Act and/or any other applicable foreign laws, regulations, orders or rules have discharged their obligations thereunder.

2.	Documents Examined

2.1	We have examined all such documents as we have considered necessary or advisable for the purpose of giving this Opinion, including the following:

2.1.1	the Registration Statement;

2.1.2	a copy of the written resolutions of the board of the Company dated , 2026;

2.1.3	a form of underwriting agreement to be entered into among the Company, Jefferies LLC and Morgan Stanley & Co LLC for themselves and as representatives of the several underwriters named therein (the "Underwriting Agreement");

2.1.4	the Company's certificate of incorporation and memorandum and articles of association as in force as at the date hereof;

2.1.5	a consent in connection with the Registration Statement issued to the Company by the Jersey Financial Services Commission pursuant to the Companies (General Provisions) (Jersey) Order 2002, as amended, dated , 2026;

2.1.6	the Company's register of members dated the date of this Opinion; and

2.1.7	a consent to issue shares dated , 2026 issued to the Company by the Jersey Financial Services Commission under the Control of Borrowing (Jersey) Order 1958.

2.2	For the purposes of this opinion, we have, with the Company's consent, relied upon certificates and other assurances of directors and other officers of the Company as to matters of fact, without having independently verified such factual matters.

2.3	We have not examined or relied on any other documents for the purpose of this Opinion.

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3.	Assumptions

3.1	For the purposes of giving this opinion we have assumed:

3.1.1	the authenticity, accuracy, completeness and conformity to original documents of all copy documents and certificates of officers of the Company examined by us;

3.1.2	that the signatures on all documents examined by us are the genuine signatures of persons authorised to execute or certify such documents;

3.1.3	the accuracy and completeness in every respect of all certificates and other assurances of directors or other officers of the Company given to us for the purposes of giving this opinion and that (where relevant) such certificates would be accurate if they had been given as of the date hereof;

3.1.4	that the Company will not issue any shares in excess of the authorised share capital of the Company;

3.1.5	that the directors have not exceeded any applicable allotment authority conferred on the directors by the shareholders;

3.1.6	that the closing of the IPO occurs and that no other event occurs after the date hereof which would affect anything in this Opinion;

3.1.7	that the Company has received or will receive in full the consideration for which the Company agreed to issue the relevant Shares;

3.1.8	all due action by the board of directors of the Company or a duly appointed committee thereof shall be taken prior to the closing of the IPO to determine the price per share of the Shares;

3.1.9	the Underwriting Agreement will be duly executed and delivered prior to the closing of the IPO;

3.1.10	each person named as a member of the Company in the Company's register of members has agreed to become a member of the Company;

3.1.11	the Company is not carrying on a business that is regulated by Jersey law so that it is (or ought to be) subject to the terms of one or more other consents, licences, permits or equivalent under such regulatory legislation;

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3.1.12	that each of the above assumptions is accurate at the date of this Opinion, and has been accurate at all other relevant times;

3.1.13	that all documents or information required to be filed or registered by or in relation to the Company with the Registrar of Companies have been so filed or registered and appear on the Public Records of the Companies and are accurate and complete;

3.1.14	that we have been provided with copies or originals of all documents that are relevant to and/or that might affect the opinions expressed in this Opinion;

3.1.15	that in resolving that the Company enter into any documents and the transaction(s) documented or contemplated by such documents relating to the issue of the Shares, the directors of the Company were acting with a view to the best interests of the Company and were otherwise exercising their powers in accordance with their duties under all applicable laws and the Company remains solvent (meaning that the Company will be able to discharge its liabilities as they fall due) after entering into such documents and the transaction(s) documented or contemplated by the documents; and

3.1.16	that there is no provision of any law (other than Jersey law) that would affect anything in this Opinion.

3.2	We have not independently verified the above assumptions.

4.	Opinion

4.1	As a matter of Jersey law, and on the basis of and subject to the above and the qualifications below, we are of the opinion that:

4.1.1	the issue and sale of the Shares in accordance with the terms of the Underwriting Agreement has been duly authorised; and

4.1.2	when the Shares have been sold, delivered against payment and registered in the register of members of the Company, the Shares will be validly issued, fully paid and non-assessable.

5.	Qualification

5.1	This Opinion is subject to any matter of fact not disclosed to us.

5.2	This Opinion is limited to matters of and is interpreted in accordance with Jersey law as at the date of this Opinion. We express no opinion with respect to the laws of any other jurisdiction. We assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may come to our attention, or any changes in law which may occur, after the date of this Opinion.

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6.	Governing Law, Limitations, Benefit and Disclosure

6.1	This Opinion shall be governed by and construed in accordance with the laws of Jersey and is limited to the matters expressly stated herein.

6.2	This Opinion is limited to matters of Jersey law and practice as at the date hereof and we have made no investigation and express no opinion with respect to the law or practice of any other jurisdiction.

6.3	We assume no obligation to advise you (or any other person who may rely on this Opinion in accordance with this paragraph), or undertake any investigations, as to any legal developments or factual matters arising after the date of this Opinion that might affect the opinions expressed herein.

6.4	We consent to the filing of a copy of this opinion as Exhibit 5.1 to the Registration Statement and to reference to us being made in the paragraph of the prospectus forming part of the Registration Statement headed "Legal Matters". In giving this consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated by the US Securities and Exchange Commission under the Securities Act.

Yours faithfully

Carey Olsen Jersey LLP